EXHIBIT 10.6

DISTRIBUTION AGREEMENT

This AGREEMENT made as of June 30, 2004 (the “EFFECTIVE DATE”) by and between HEMOSENSE, Inc., (hereafter referred to as “HEMOSENSE”), a California Corporation, and Medline Industries, Inc., an Illinois Corporation with offices at One Medline Place, Mundelein, IL 60060 (hereafter referred to as “MEDLINE”). Each of HEMOSENSE and MEDLINE are referred to in this Agreement as a “PARTY” and collectively as the “PARTIES.”

WITNESSETH:

WHEREAS, HEMOSENSE is engaged in the business of manufacturing and marketing PT Diagnostic products, which include but are not limited to the instrumentation and reagents particularly identified on Exhibit A (which list of products shall, as amended by HEMOSENSE from time to time with 60 days’ advance written notice to MEDLINE, and agreed to by MEDLINE, to be considered the “PRODUCTS” under this Agreement);

WHEREAS, MEDLINE is engaged in the business of providing health care products, including instrumentation and reagents designed for testing various blood analytes, and desires to distribute and market the devices and related test supplies subject to the conditions set forth herein;

WHEREAS, MEDLINE and HEMOSENSE are currently parties to those certain Meter Supply Agreements between MEDLINE and HEMOSENSE for the acquisition of Products by Customers, which arrangements include pricing commitments by HEMOSENSE and usage commitments by MEDLINE, all in accordance with the provisions of this agreement.

NOW, THEREFORE, in consideration of the premises hereof and the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1 – APPOINTMENT

1.1	HEMOSENSE hereby appoints and MEDLINE and MEDLINE hereby accepts appointment as the exclusive distributor of the Products to [***], home-health-care, free-standing-nursing-home-care facilities, [***], (collectively, “CHANNEL END USERS”) in the markets listed on Exhibit B (the “TERRITORY”), commencing on the EFFECTIVE DATE. Medline will not distribute or sell competitive POC anticoagulation products for the term of this agreement.

1.2	MEDLINE’s authority under this Agreement is limited to distributing Products directly to its Channel End Users within the Territory. MEDLINE shall not advertise market or solicit orders within the Territory from customers or potential customer other than Channel End Users, or outside the Territory from any customers or potential customers, without HEMOSENSE’s prior consent.

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1.3	MEDLINE will have the exclusive right to distribute the Products to Channel End Users in the Territory; provided that nothing in this Agreement restricts HEMOSENSE from marketing, selling, and otherwise distributing Products, directly or indirectly, to Channel End Users outside the Territory, or to other customers within the Territory. Hemosense represents that it has not made, and will not make, any appointment or grant of rights inconsistent with the grants/appointment of Medline in this Section 1.

1.4	During the term of this Agreement, MEDLINE shall meet the Minimum Unit Sales as delineated in Exhibit C attached hereto. Further, the Parties hereby agree that to the Minimum Unit Sales and Pricing for Meters and Strips (the “Minimums”) as delineated in Exhibit B +C. In the event Medline fails to satisfy any Minimums under this Agreement, HEMOSENSE’s sole remedy will be to either terminate this Agreement, or terminate the grant of exclusivity to Medline in Section 1.3. Under no circumstances or theory will Medline be liable to HEMOSENSE for damages relating to any failure of Medline to satisfy any Minimum. For purposed of determining compliance with the year 1 minimum as provided in exhibit C, “year 1” shall encompass the first 18 months of this agreement, “year 2” shall encompass the next successive 12 months, and “year 3” the last 12 months of the 3½ year term . The first 6 months of year 1 will serve as a trial period for determining whether the annual Minimums are feasible and appropriate or require adjustment. Adjustments to Minimums shall be by agreement of the parties and made within 60 days of the expiration of the sixth month of year 1; in the event the parties cannot reach agreement on Minimum adjustments, then either party may terminate this Agreement on 90 days written notice.

ARTICLE 2 – TERMS OF AGREEMENT

2.1	The initial term of this Agreement shall commence on the Effective Date and remain in effect until three and a half (3 1/2) years thereafter. This Agreement may be renewed for additional one year periods by written agreement of the Parties prior to the date on which the Agreement would otherwise expire. In the event MEDLINE satisfies the Exhibit C minimums in each of the three contract years, unless declined by Medline, the parties shall negotiate in good faith for successive one year periods 90 days before the original agreement expires. If he parties are (a) unable to reach agreement on the minimums, and/or (b) do not execute an amendment to this agreement that includes additional years (i) Medline exclusive rights shall immediately convert to non-exclusive distribution rights.

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2.2	No modification of this Agreement is effective or binding unless in writing and signed by the Parties. This Agreement consists of 15 pages, including exhibits.

2.3	MEDLINE has no authority or right, either legal or apparent, expressed or implied, to bind HEMOSENSE in any contractual, financial, or legal obligation.

2.4	Both Parties agree to hold harmless, defend and indemnify the other for any liability, loss, expense or damage sustained by the resulting from the indemnifying party’s breach of this Agreement.

2.5	HEMOSENSE covenants and agrees that it will not circumvent MEDLINE and appoint, without MEDLINE’s consent, a third-party distributor of the Products within the Territory during this Agreement’s term, unless the grant of exclusivity to MEDLINE is terminated under Section 1.4.

ARTICLE 3 – OBLIGATIONS OF MEDLINE

3.0	MEDLINE shall use diligent efforts to launch, advertise, promote, market and distribute the Products to Channel End Users in the Territory.

3.2	MEDLINE will develop adequate numbers of suitably qualified personnel as well as suitable equipment and infrastructure for efficient Distribution, sale, and other services related to the Products throughout the Territory.

3.3	The MEDLINE will inform the HEMOSENSE in a timely basis of any claims, complaints, adverse events or deficiencies concerning the Products in the Territory and shall provide reasonable assistance to HEMOSENSE in handling such claims and events.

3.4	At MEDLINE’s discretion MEDLINE will maintain stock of all the Products at an appropriate level having regard to the monthly sales thereof in the Territory.

3.5	MEDLINE will provide monthly sales tracings reports to HEMOSENSE that will include account name, location, product shipped and monthly sales volume. This information will be provided by the 15th of the month after the previous month’s sales. HEMOSENSE understands that this information is confidential and is the property of Medline.

3.6	MEDLINE shall provide HEMOSENSE with advance copies of any promotional, advertising and educational materials that MEDLINE intends to use in connection with the Products. MEDLINE shall not commercially release any such materials without HEMOSENSE’s prior approval, which approval HEMOSENSE shall not, after a 30-day review period, unreasonably withhold.

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ARTICLE 4 – OBLIGATIONS OF HEMOSENSE

4.1	At its sole discretion, HEMOSENSE shall implement changes to the products or develop new products. Notification of changes in product will be submitted to Medline in writing at a minimum of 60 days prior to the change

4.2	HEMOSENSE will maintain stocks of all the Products at an appropriate level having regard to the monthly sales thereof in the Territory. HEMOSENSE will inform MEDLINE of the available stock of the Products and will provide MEDLINE a daily feedback on product deliveries e.g. order confirmation including availability of product and shipping schedules within [***] of receipt of the order.

4.3	HEMOSENSE will use good faith commercial efforts to process and ship all Orders in accordance with requested delivery dates.

4.4	HEMOSENSE will determine, in its sole discretion, the shipping origin of the Product, without MEDLINE incurring any extra cost by reason of such choice. The shipping confirmation will be provided to MEDLINE by fax and/or by e-mail. HEMOSENSE will ship Products with no less than [***] months shelf life remaining on those Products for the first three months of the Agreement, but [***] months minimum for the remainder of the Agreement, to fulfill the terms of this Agreement.

4.5	HEMOSENSE will provide to MEDLINE a reasonable level of product support and marketing support including product training in demonstration and use of the Products. HEMOSENSE will also supply MEDLINE with price lists, literature and support materials, advertising and support of sales programs, as well as after sales service and technical support.

ARTICLE 5 – RECORD KEEPING

5.1	MEDLINE shall track and record a reasonable level of traceable detail of Product sold to MEDLINE’s Channel End-User customers. These records will include, but not be limited to customer name, address, product # detail, & quantity, MEDLINE agrees to maintain these records during the Term of the Agreement and to supply them monthly to HemoSense.

5.2	The PARTIES agree to meet no less than twice yearly to review their mutual business. These reviews will be conducted in an agreed upon location.

ARTICLE 6 – CONFIDENTIALITY

6.1	For the purposes of this Article 6, the term “Confidential Information” shall be any information embodying a whole or any portion or phase of any business, scientific or technical information, design, process, procedure, formula, improvement, concept, idea, technique, know-how, market data, and accounting data which:

(a)	is disclosed by one Party hereto to the other;

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(b)	is claimed by the disclosing Party to be secret, confidential, and proprietary to the disclosing Party; and

(c)	either:

(i)	is marked by the disclosing Party as “confidential” or “proprietary” (or with some similar designation) at the time of disclosure, or

(ii)	with respect to orally-disclosed information, the disclosing Party notifies the other Party of the confidential nature of such information, in writing at the time of disclosure or within a reasonable time thereafter.

6.2	During the period this Agreement remains in effect and for a period of two (2) years following termination thereof, each Party (except as is explicitly otherwise required hereby) shall keep confidential, shall not use for itself or the benefit of others, and shall not copy or allow to be copied, in whole or in part, any Confidential Information disclosed to such Party by the other. Except for information supplied in Section 5.1.

6.3	The obligations of confidentiality imposed upon the Parties by the foregoing Paragraph shall not apply with respect to any alleged Confidential Information which:

(a)	is known to the recipient thereof prior to receipt thereof from the other Party hereto;

(b)	is disclosed to said recipient after the day hereof by a third party who has the right to make such disclosure; or

(c)	is or becomes a part of the public domain through no fault of said recipient

(d)	is disclosed by disclosing Party to any third Party on an unrestricted or non-confidential basis.

ARTICLE 7 – OWNERSHIP OF PROPOSED SERVICES AND RESULTS

Nothing herein shall, or is intended to, grant, assign, or transfer, or shall be construed as granting, assigning, or transferring to HEMOSENSE or MEDLINE, INC any and all right, title, and interest of each others technical and business information, commercial practices and procedures, processes, designs and specifications, and computer software

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including, without specifications, the know-how, copyright, or other intellectual property that both have developed or acquired, or shall develop to acquire in the future, in the operation of their respective business.

ARTICLE 8 – TRANSFER

This Agreement may not be assigned by either Party, except with the written consent of the other Party hereto. This written consent will not be unreasonably withheld by either Party. Notwithstanding the forgoing, HEMOSENSE may transfer or assign this Agreement to a successor of all or substantially all of it’s business or assets in connection with a merger, asset sale or the like. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon each of the Parties hereto and their respective heirs, successors, and permitted assigns.

ARTICLE 9 – WARRANTIES AND RETURNS

9.1	HEMOSENSE warrants that the Products (a) are free from any and all defects, including but not limited to defects in design, manufacturing, labeling, packaging and warnings, (b) conform to all applicable specifications, and (c) perform and have the characteristics and functionality as set forth in the standard end-user Product documentation that accompanies the Products when shipped from HEMOSENSE to MEDLINE. Hemosense further warrants that the products are free of all liens and encumbrances and do not infringe any intellectual property rights of any third parties. EXCEPT FOR THE FOREGOING WARRANTIES, HEMOSENSE PROVIDES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE PRODUCT.

9.2	In the event any of the Products are the subject of a recall, MEDLINE shall notify its Customers who purchased recalled Products of the recall. HEMOSENSE shall credit MEDLINE for recalled Products, pay all out of pocket related to the recall including but not limited to the shipping costs for the return to HEMOSENSE of recalled Products from MEDLINE and/or Customers, and reimburse MEDLINE.

ARTICLE 10 – PRICING

MEDLINE shall pay to HEMOSENSE the prices identified on Exhibit B for the Products. These prices are firm for the initial term of the Agreement, unless either Party can demonstrate a [***]% change (+/-) in the market price for products that compete with the Products in any of the customer segments encompassed within Medline’s exclusivity. This price change would be demonstrated and confirmed via the CPI index for All Urban Consumers for US Medical Care. In the case of such a change, the Parties shall negotiate an equitable adjustment to the prices; in the event the Parties are unable to agree to such an adjustment, the Parties shall either abide by the existing prices, or either Party shall have the right to terminate this Agreement on 180 days notice. If price increases are agreed to, then the minimums in Exhibit C will be equitably adjusted by agreement of both parties,

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ARTICLE 11 – SHIPPING

11.1	MEDLINE shall submit written purchase orders with a requested delivery date. The requested delivery date shall be the intended shipment date by HEMOSENSE unless otherwise specified therein. HEMOSENSE shall not be responsible to MEDLINE or any of the MEDLINE’s accounts for any loss, damage, detention, or delay in shipment resulting from fire, strikes, lockouts, embargoes, insurrection of riots, civil or military authority, acts of God, or any other forced majure event.

11.2	All prices are F.O.B, Destination designated shipping facility. HEMOSENSE shall package the products in accordance with accepted, standard commercial practices for a normal shipment considering the type of item involved and normal risks encountered in shipment. Risk of loss entitled to all products shall pass to MEDLINE F.O.B., Destination designated shipping facility, unless otherwise specifically agreed to in writing by HEMOSENSE in advance.

11.3	MEDLINE shall inspect all Products upon receiving it, and may reject any item that fails to conform to the then-current specifications. To reject Product, MEDLINE shall, within five business days after Product receipt, notify HEMOSENSE in writing of the reason(s) for its rejection and request a return material authorization (“RMA”) number. Within ten business days after receiving the RMA number, MEDLINE shall return the rejected Product to HEMOSENSE’s designated return facility, freight collect and properly insured, in its original shipping carton with the RMA number displayed on the outside of the carton. If HEMOSENSE confirms the defect, HEMOSENSE shall, at HEMOSENSE’s option and expense, either repair or replace the Product, and pay the shipping charges for the delivery of the repaired or replacement Product to MEDLINE

ARTICLE 12 – PAYMENT TERMS

All invoice balances for products shipped are due within thirty (30) days after the date of the invoice. All prices are exclusive to any sales use, property or similar taxes, whether federal, state, local, or foreign.

ARTICLE 13 – FORECASTING AND ORDERING

13.1	By the 15th day of each quarter, MEDLINE shall provide HEMOSENSE with an updated rolling forecast for the next 12-month period. All forecasts will be categorically itemized by Products, (e.g., projected monthly purchases of HemoSense INRatio Patient Kits or HemoSense INRatio Test Strips). Forecasts do not bind MEDLINE, but represent MEDLINE’s best, good faith estimates of its anticipated Product orders.

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13.2	MEDLINE may order Product only through purchase orders, each of which shall (i) be provided in a form and delivered by a means mutually agreed upon by the Parties (e.g., written, delivered by fax, e-mail or EDI), (ii) sent to HEMOSENSE at such address as HEMOSENSE may designate, (iii) request a delivery date during the term of this Agreement, and (iv) at least specify quantities that meet HEMOSENSE’s minimum order amounts. Notwithstanding anything to the contrary set forth in this Agreement, no order is binding until accepted by HEMOSENSE in writing.

ARTICLE 14 – INDEPENDENT CONTRACTOR

14.1	In performing the services the MEDLINE shall be an independent contractor and not an employee or agent of HEMOSENSE.

14.2	Competitive Circumstances. MEDLINE represents and warrants that the contract pricing provided by HEMOSENSE hereunder has been negotiated under circumstances which render the net prices of Products competitive with net prices of competing products. This Agreement has been offered by HEMOSENSE, INC. in good faith to meet competition.

ARTICLE 15 – INDEMNIFICATION

15.1	Indemnification by HEMOSENSE. HEMOSENSE shall defend MEDLINE shareholders, officers, directors, employees, agents and representatives (“MEDLINE INDEMNITEES”) against any and all third-party claims, causes of action, and suits (collectively, “Claims”) and shall indemnify and hold harmless the MEDLINE INDEMNITEES from and against any resultant costs and expenses (including reasonable attorney’s fees), losses or liabilities which MEDLINE INDEMNITEES may be required to pay to third-parties, where the Claim alleges or arises by reason of: (i) any U.S. patent infringement or other violation of any proprietary right of any third party related to the sale or destruction of any product, (ii) injury or death to persons or property caused by the Product or due to HEMOSENSE, INC.’s breach of this Agreement, unless such infringement, injury or death resulted from MEDLINE’s negligence or willful misconduct; or (iii) any negligent act or omission on the part of HEMOSENSE, its employees, agents or representatives and which relate to HEMOSENSE’s performance hereunder.

15.2	Indemnification by MEDLINE. MEDLINE shall defend HEMOSENSE and its shareholders, officers, directors, employees, agents and representatives (“HEMOSENSE INDEMNITEES”) from and against all third-party Claims and shall indemnify and hold harmless the HEMOSENSE INDEMNITEES from and against any costs and expenses (including reasonable attorney’s fees), losses or liabilities of any kind which the HEMOSENSE INDEMNITEES may be required to pay to third parties, where the Claim arises by reason of any breach of this

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Agreement by MEDLINE, or (ii) any modification of the Product other than by HEMOSENSE, or by the combination of the Product with MEDLINE products or other products not supplied by HEMOSENSE.

15.3	Conditions of Indemnification. If any Party proposes to seek indemnification from another under the provisions of this Article 15, it shall notify the other Party promptly. The indemnifying Party shall assume at its cost and expense, the sole defense of such claim or cause of action through counsel of its own choice. The indemnified Party shall cooperate fully with the other Party in the defense of such claims or suits. No settlement or compromise shall be binding on a Party hereto without its prior written consent. Failure to provide such notice will not relieve indemnity obligation except to the extent adversely affected by failure to receive notice.

Article 16 – ENTIRE AGREEMENT

This Agreement sets forth the entire Agreement and understanding between the Parties with respect to the subject matter herein and supersedes all other prior and contemporaneous agreements, understanding, representations, and warranties, whether oral or written. This Agreement may not be amended, modified, or altered or any of its provisions waived except in writing and signed by the authorized individual of the Party against whom enforcement is sought

ARTICLE 17 – COUNTERPARTS

This Agreement is executed in two (2) counterparts, each of which shall for all purposes be deemed an original.

ARTICLE 18 – GOVERNING LAW/JURISDICTION

All disputes arising in any matter out of or in relation to this Agreement shall be decided in accordance with the laws of the State of California.

ARTICLE 19 – SAVING CLAUSE

Any provision of this Agreement, which shall be, or shall be determined to be, invalid shall be ineffective, but such invalidity shall not affect the remaining provisions hereof.

ARTICLE 20 – ARBITRATION

Any dispute arising out of this Agreement or with respect to the interpretation of any provision hereof shall be decided finally by arbitration held in San Francisco, California or Chicago, Illinois in accordance with the rules of the American Arbitration Association applicable to commercial arbitrations. There shall be one (1) arbitrator. A decision of the arbitrators shall be final and non-appealable except as provided in the rules of commercial arbitration. Each Party shall share equally the fees and expenses of the

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American Arbitration Association and shall be responsible for their own legal costs. The agreement to arbitrate shall be specifically enforceable in a court of competent jurisdiction, and any decision of the arbitrators may be entered as a judgment in and enforced by any court of competent jurisdiction.

ARTICLE 21 – TERMINATION

21.1	Either Party may terminate this Agreement upon ninety days written notice of a material breach by the other Party, (15 days in the case of non payments), if the breach is not cured during that period.

21.2	This Agreement shall be deemed automatically terminated, in whole or in part, as appropriate, if the right to sell a Product is retracted, cancelled or withdrawn by the government authorities (or any competent agency), or if either Party to the Agreement declares bankruptcy or otherwise becomes insolvent and unable to conduct normal business operations.

ARTICLE 22 – NOTICES

By signing, both Parties agree, in fact and principle, to the information presented above. All notices given pursuant to this Agreement shall be sufficient if mailed, postage pre-paid, by certified or registered mail, addressed as follows:

(a)	if to HEMOSENSE, Attention: CEO

(b)	if to MEDLINE, Attention: President, Preferred HealthCare Division

In witness whereof, the Parties hereto have caused this Agreement to be executed by their duly authorized officer or representative as of the date first written above. If the Parties hereby sign this Agreement in two (2) originals, it shall not affect the validity or the effective date.

ARTICLE 23 – LIMITATION OF LIABILITY

IN NO EVENT SHALL either party BE LIABLE FOR LOST PROFITS OR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING NEGLIGENCE, ARISING OUT OF THIS AGREEMENT, subject to indemnity article 15. IN NO EVENT SHALL THE LIABILITY OF HEMOSENSE FOR OTHER DAMAGES EXCEED THREE MILLION DOLLARS ($3,000,000), OR THE AGGREGATE AMOUNTS RECEIVED BY HEMOSENSE IN THE PRIOR 12-MONTH PERIOD UNDER THIS AGREEMENT, WHICHEVER IS LESS.

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Hunter Banks	/s/ Timothy I. Still
Name	Name

President, Preferred Healthcare	EVP Sales & Marketing
Title	Title

WITNESS:	WITNESS:

/s/ Illegible	/s/ Illegible

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Exhibit A

Products

The following in vitro diagnostics and ancillary supplies manufactured or labeled BY HEMOSENSE:

Product Description

Professional Kit Includes: 1 INRatio Meter 1 Power Supply 50 Sterile Lancets 1 User’s Guide 1 Quick Reference Guide 1 Training Video

Patient Self-Test Kit Includes: 1 INRatio Meter 1 Users Guide 1 Quick Reference Guide 1 Patient Results Log 1 Lancet Device 12 Sterile Blood Lancets 1 Starter Kit 4 AA Batteries 1 Carrying Tote

Test Strips Includes: 12 INRatio Test Strips per Box

Test Strips – Bulk Pack Includes: 48 INRatio Test Strips

Power Supply Includes: 1 120V Power Supply

INRatio Printer Includes: 1 Printer 1 Printer Cable 1 Power Supply 1 Users Manual 1 Roll of Paper

Misc. Items

Professional Users Guide
Self Test Users Guide
Train the Trainer Guide

Carrying Tote
Patient Results Log Includes: 3 patient logs

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Exhibit B

Permitted Distribution Territory, Market Segments, Sales Channels

TERRITORY:

United States of America,

Pricing

Description: Product Name	Invoice Cost each		Suggested List Price
INRatio Professional Kit	$	[***]	$1,595.00

INRatio Patient Self-Test Kit	$	[***]	$1,995.00

INRatio Test Strips - Box of 12	$	[***]	$120.00

INRatio Test Strips - Bulk Pack of 48	$	[***]	$264.00

Power Supply	$	[***]	$20.00

Axiohm Printer	$	[***]	$350.00

Patient Results Log 3 Pack	$	[***]	$3.50

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Exhibit C

Sales Minimums

During the term of this Agreement, MEDLINE shall meet the Minimum Unit Sales as delineated below:

Meter Commitment in Year 1

[***] meters or $[***]

Meter Commitment in Year 2

[***] meters or $[***]

Meter Commitment in Year 3

[***] meters or $[***]

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Exhibit D

Billing and Shipping Addresses for the PARTIES

HemoSense Inc.

651 River Oaks Parkway

San Jose, CA 95134

P: 408 240 3808

F: 408 719 1184

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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